                                                               [EXECUTION COPY]

                                FIRST AMENDMENT


     THIS FIRST AMENDMENT, dated as of March 30, 1999 (this "AMENDMENT"), is among IQI, INC., a New York corporation (the "BORROWER"), AEGIS
COMMUNICATIONS GROUP, INC., a Delaware corporation, ("AEGIS") and the Lenders (as defined below) signatories hereto.


                              W I T N E S S E T H:

     WHEREAS, the Borrower, Aegis, certain financial institutions from time to time parties thereto (collectively, the "LENDERS"), Credit Suisse First Boston, as Syndication Agent and The Bank of Nova Scotia, as Documentation Agent and Administrative Agent for the Lenders are parties to the Second Amended and Restated Credit Agreement, dated as of July 9, 1998 (as further amended, supplemented or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT");

     WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects as described below; and

     WHEREAS, the Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement, as set forth below (the Existing Credit Agreement, as amended by this Amendment, being referred to as the "CREDIT AGREEMENT");

     NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.


                                     PART I
                                  DEFINITIONS

     SUBPART 1.1. CERTAIN DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "AEGIS" is defined in the PREAMBLE.

     "AMENDMENT" is defined in the PREAMBLE.

     "BORROWER" is defined in the PREAMBLE.

     "CREDIT AGREEMENT" is defined in the THIRD RECITAL.

     "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

     "FIRST AMENDMENT EFFECTIVE DATE" is defined in SUBPART 3.1.

     SUBPART 1.2. OTHER DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.


                                    PART II
                              AMENDMENTS TO THE
                          EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part.

     SUBPART 2.1. AMENDMENTS TO ARTICLE I. Article I of the Existing Credit Agreement is hereby amended as set forth in SUBPARTS 2.1.1 through 2.1.3.

     SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

          "EBITDA COMPLIANCE CERTIFICATE" means a certificate duly completed and executed by an Authorized Officer of Aegis and of the Borrower, substantially in the form of EXHIBIT F-2 hereto.

          "FIRST AMENDMENT" means the First Amendment, dated as of March 30, 1999, among the Borrower, Aegis and the Lenders party thereto.

          "FIRST AMENDMENT EFFECTIVE DATE" is defined in Subpart 3.1 of the First Amendment.

     SUBPART 2.1.2. The following defined terms appearing in Section 1.1 of the Existing Credit Agreement are hereby amended as set forth below:

     "APPLICABLE MARGIN" means at all times during the applicable periods set forth below,

          (a) prior to the First Amendment Effective Date, the rate calculated in accordance with this Agreement as in effect immediately prior to the First Amendment Effective Date; and

          (b) from and after the First Amendment Effective Date, with respect to the unpaid principal amount of a particular Loan, the applicable percentage per annum set forth below under the corresponding column:


                              FOR REVOLVING LOANS

                                  Applicable Margin for     Applicable Margin for
  Debt to EBITDA Ratio               Base Rate Loans           LIBO Rate Loans
  --------------------            ---------------------     -----------------------
                                        2.00%                      3.00%
  greater than or equal to 4.5:1
                                        1.75%                      2.75%
  greater than or equal to 4.0:1
  and less than 4.5:1
                                        1.50%                      2.50%
  greater than or equal to 3.5:1
  and less than 4.0:1
                                        1.25%                      2.25%
  greater than or equal to 3.0:1
  and less than 3.5:1
                                        1.00%                      2.00%
  greater than or equal to 2.5:1
  and less than 3.0:1
                                        0.75%                      1.75%
  greater than or equal to 2.0:1
  and less than 2.5:1
                                        0.50%                      1.50%
   less than 2.0:1

                                     FOR TERM LOANS

                                  Applicable Margin for     Applicable Margin for
  Debt to EBITDA Ratio               Base Rate Loans            LIBO Rate Loans
  --------------------            ---------------------     -----------------------
                                        2.50%                      3.50%
  greater than or equal to 4.5:1
                                        2.25%                      3.25%
  greater than or equal to 4.0:1
  and less than 4.5:1
                                        2.00%                      3.00%
  greater than or equal to 3.5
  and less than 4.0:1
                                        1.75%                      2.75%
    less than 3.5:1

     The Debt to EBITDA Ratio used to compute the Applicable Margin for Revolving Loans and Term Loans shall be the Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to CLAUSE (c) of SECTION 7.1.1; changes in the Applicable Margin for Revolving Loans and Term Loans resulting from a change in the Debt to EBITDA Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE (c) of SECTION 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to CLAUSE (c) of SECTION 7.1.1 (without giving effect to any grace period), the Applicable Margin for Revolving Loans and Term Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin for Revolving Loans and Term Loans, respectively, set forth above.

     "EBITDA" means (subject to the PROVISO below), for any applicable period, the sum (without duplication) of

          (a)  Net Income,

PLUS

          (b) the amount deducted, in determining Net Income, representing amortization,

PLUS

          (c) the amount deducted, in determining Net Income, of all income taxes (whether paid or deferred) of Aegis and its Subsidiaries,

PLUS

          (d)  Interest Expense,

PLUS

          (e) the amount deducted, in determining Net Income, representing depreciation of assets,

PLUS

          (f) the amount deducted, in determining Net Income, representing fees and expenses actually paid in connection with the Transaction of not more than $4,000,000,

PLUS

          (g) the amount deducted, in determining Net Income, representing non-recurring restructuring expenses incurred by Aegis of not more than $12,000,000 resulting from the Transaction.

PLUS
          (h) to the extent the Parent is required to make the Aegis Capital Contribution (as defined in the Aegis Capital Contribution Agreement), the amount of all charges and expenses deducted, in determining Net Income, arising in connection with the settlement of the litigation captioned KERS & COMPANY V. ATC COMMUNICATIONS GROUP, INC.

     Notwithstanding the foregoing, the amendment fees payable pursuant to Subpart 3.1.6 of the First Amendment shall not be included in the calculation of EBITDA.

     SUBPART 2.1.3. Section 1.1 of the Existing Credit Agreement is hereby further amended by deleting "25%" and replacing it with "32.5%" in clause (a) of the definition of "Change in Control".

     SUBPART 2.2. AMENDMENT TO ARTICLE III. Article III of the Existing Credit Agreement are hereby amended in accordance with SUBPARTS 2.2.1 and 2.2.2.

     SUBPART 2.2.1. Clause (g) of Section 3.1.1 of the Existing Credit Agreement is hereby amended by replacing the words "in the full amount" with "in an amount equal to 50%".

     SUBPART 2.2.2. Section 3.1.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          SECTION 3.1.2. APPLICATION. Subject to the following sentence, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, FIRST, to the principal amount thereof being maintained as Base Rate Loans, and SECOND, to the principal amount thereof being maintained as LIBO Rate Loans. Mandatory payments pursuant to CLAUSES (c), (d) and (g) of SECTION 3.1.1 shall be applied, to the extent of such prepayment, FIRST, to the outstanding principal amount of Term Loans (in inverse order among the scheduled repayments in CLAUSE
     (f) of SECTION 3.1.1) until paid in full, and then, to a permanent reduction in the Revolving Loan Commitment Amount.

     SUBPART 2.3. AMENDMENT TO ARTICLE VII. Article VII of the Existing Credit Agreement are hereby amended in accordance with SUBPARTS 2.3.1 through 2.3.5.

     SUBPART 2.3.1. Clause (c) of Section 7.1.1 of the Existing Credit is amended in its entirety to read as follows:

               "(c) (i) together with the delivery of the financial information required pursuant to CLAUSES (a) and (b) above, a Compliance Certificate executed by the chief financial or accounting Authorized Officer of Aegis and the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in
          SECTION 7.2.4 (excluding CLAUSE (e)) and (ii) as soon as available and in any event within 20 days after the end of the applicable month, Aegis will deliver an EBITDA Compliance Certificate, executed by an Authorized Officer of Aegis and of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenant set forth in CLAUSE (e) of SECTION 7.2.4.

     SUBPART 2.3.2. Clauses (b), (c) and (d) of Section 7.2.4 of the Existing Credit Agreement are hereby amended in their entirety to read as follows:

               "(b) DEBT TO EBITDA RATIO. Aegis will not permit the Debt to EBITDA Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                                                     Debt to
                    Period                        EBITDA Ratio
                    ------                        ------------
          Effective Date through 12/31/98         3.75: 1.00
          01/01/99 through 03/31/99               4.40: 1.00
          04/01/99 through 06/30/99               4.90: 1.00
          07/01/99 through 09/30/99               4.50: 1.00
          10/01/99 through 12/31/99               3.00: 1.00
          01/01/00 through 03/31/00               2.75: 1.00
          04/01/00 through 06/30/00               2.50: 1.00
          07/01/00 through 09/30/00               2.25: 1.00
          10/01/00 and thereafter                 2.00: 1.00

               (c) INTEREST COVERAGE RATIO. Aegis will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                    INTEREST
                PERIOD                           COVERAGE RATIO
                ------                           --------------
          Effective Date through 12/31/98         2.50: 1.00
          01/01/99 through 03/30/99               2.35: 1.00


          04/01/99 through 06/30/99               2.05: 1.00
          07/01/99 through 09/30/99               2.30: 1.00
          10/01/99 through 12/31/99               3.50: 1.00
          01/01/00 through 03/31/00               3.75: 1.00
          04/01/00 through 06/30/00               4.00: 1.00
          07/01/00 through 09/30/00               4.25: 1.00
          10/01/00 and thereafter                 4.50: 1.00

               (d)  CASH FLOW COVERAGE RATIO.   Aegis will not permit the Cash
          Flow Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                     Cash Flow
                 Period                           Coverage Ratio
                 ------                           --------------
          Effective Date through 12/31/98         0.35: 1.00
          01/01/99 through 09/30/99               0.00: 1.00
          10/01/99 through 12/31/99               1.50: 1.00
          01/01/00 through 03/31/00               1.75: 1.00
          04/01/00 through 06/30/00               2.00: 1.00
          07/01/00 through 09/30/00               2.25: 1.00
          10/01/00 and thereafter                 2.50: 1.00"

     SUBPART 2.3.3. Section 7.2.4 of the Existing Credit Agreement is hereby further amended by adding a new clause (e) at the end thereof to read as follows:

               "(e) MINIMUM EBITDA. Aegis will not permit EBITDA as of the end of any period set forth below to be less than the amount set forth opposite such period:

                 Period                              EBITDA
                 ------                           ------------
          Three months ending March 31, 1999      $    400,000
          Four months ending April 30, 1999       $  1,500,000
          Five months ending May 31, 1999         $  2,900,000
          Six months ending June 30, 1999         $  4,100,000
          Seven months ending July 31, 1999       $  6,100,000
          Eight months ending August 31, 1999     $  8,800,000
          Nine months ending September 30, 1999   $ 11,800,000
          Ten months ending October 31, 1999      $ 14,900,000
          Eleven months ending November 30, 1999  $ 17,400,000
          Twelve months ending December 31, 1999  $ 20,100,000"

     SUBPART 2.3.4. Section 7.2.7 of the Existing Credit Agreement is amended in its entirety to read as follows:

          "SECTION 7.2.7. CAPITAL EXPENDITURES, ETC. Neither Aegis nor the Borrower will, nor will either permit any of their respective Subsidiaries to, make or commit to make Capital Expenditures in any period or Fiscal Year which aggregate in excess of the amount set forth below opposite such period or Fiscal Year:

     1998 Fiscal Year                             $14,750,000
     Three months ending March 31, 1999           $ 4,000,000
     Six months ending June 30, 1999              $ 7,100,000
     Nine months ending September 30, 1999        $10,000,000
     Twelve months ending December 31, 1999       $10,500,000
     2000 Fiscal Year                             $18,750,000
     2001 Fiscal Year                             $22,000,000
     2002 Fiscal Year                             $23,750,000
     2003 Fiscal Year                             $28,000,000;

     PROVIDED, HOWEVER, that commencing with the 1999 Fiscal Year and thereafter (i) to the extent Capital Expenditures are made or committed to be made in any Fiscal Year in an amount less than the maximum amount permitted for such Fiscal Year, the Capital Expenditures which Aegis or the Borrower or any of their respective Subsidiaries may make or commit to make in the next following Fiscal Year shall be increased by 50% of the amount of the permitted Capital Expenditures not so made or committed to be made in the immediately preceding Fiscal Year (the "CARRY-FORWARD AMOUNT"), but no further carry forward of such Carry-Forward Amount to any other succeeding Fiscal Year shall be permitted and (ii) no portion of any Carry-Forward Amount shall be used in any Fiscal Year until the entire amount of the Capital Expenditures permitted to be made or committed to be made in such Fiscal Year shall have been used."

     SUBPART 2.3.5. Section 7.2.10 of the Existing Credit Agreement is hereby amended by deleting "50%" in such Section and replacing it with "100%".

     SUBPART 2.4. AMENDMENTS TO EXHIBITS. Exhibit F of the Existing Credit Agreement is hereby renamed Exhibit F-1 and a new Exhibit F-2 is added thereto in the form of EXHIBIT F-2 to this Amendment. The Compliance Certificate is hereby amended to the extent necessary to give effect to the modifications set forth in this Amendment.


                                    PART III
                          CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1. EFFECTIVE DATE AND CONDITIONS. This Amendment shall become effective on the date first above written (the "FIRST AMENDMENT EFFECTIVE DATE") when each of the conditions set forth in this Part have been satisfied.

     SUBPART 3.1.1. RESOLUTIONS, ETC. The Administrative Agent shall have received from Aegis and from the Borrower a certificate, dated the First Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, of its Secretary or Assistant Secretary as to (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Loan Document to be executed by it; and (b) the incumbency and signatures of those of its officers authorized to act with respect to this Amendment and each other Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate.

     SUBPART 3.1.2. EXECUTION OF COUNTERPARTS. The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower, Aegis and the Lenders.

     SUBPART 3.1.3. CAPITAL CONTRIBUTION. The Administrative Agent shall have received a certificate, substantially in the form of EXHIBIT A hereto, dated as of the First Amendment Effective Date, duly executed by an Authorized Officer of the Borrower, in which the Borrower certifies that it has received a cash capital contribution of at least $5,666,667 from the Parent, and the terms and conditions of such capital contribution shall be satisfactory to the Administrative Agent.

     SUBPART 3.1.4. AMENDMENT TO SIDE LETTER. The Administrative Agent shall have received an amendment to the Confidential Side Letter, dated as of July 1, 1998, executed and delivered by The Bank of Nova Scotia, Credit Suisse First Boston and the Borrower.

     SUBPART 3.1.5. LENDER ASSIGNMENT. The Administrative Agent will have received executed counterparts of a Lender Assignment Agreement whereby The Bank of Nova Scotia will assign, in accordance with Section 11.11.1 of the Credit Agreement, $1,335,714.36 of its Term Loans to Credit Suisse First Boston.

     SUBPART 3.1.6. AMENDMENT FEE. The Administrative Agent shall have received an amendment fee in the amount of $305,000, such amount to be for the account of each Lender as set forth below:

     The Bank of Nova Scotia                      $182,875.45
     Credit Suisse First Boston                   $122,124.55

     SUBPART 3.1.7. AFFIRMATION AND CONSENT. The Administrative Agent shall have received an affirmation and consent, in form and substance satisfactory to it, duly executed and delivered by each Obligor other than Aegis and the Borrower.

     SUBPART 3.1.8. LEGAL DETAILS, ETC. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request. All legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.


                                    PART IV
                            MISCELLANEOUS PROVISIONS

     SUBPART 4.1. CROSS-REFERENCES. References in this Amendment to any Subpart are, unless otherwise specified, to such Subpart of this Amendment. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of the Credit Agreement.

     SUBPART 4.2. LOAN DOCUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement, including Article X thereof.

     SUBPART 4.3. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 4.4. FULL FORCE AND EFFECT; LIMITED AMENDMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended and waived herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

     SUBPART 4.5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SUBPART 4.6. PAYMENT OF FEES AND EXPENSES. Each of Aegis and the Borrower hereby agrees to pay and reimburse the Administrative Agent for all its reasonable fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents, including all reasonable fees and disbursements of counsel to the Administrative Agent.

     SUBPART 4.7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement.

     SUBPART 4.8. DELIVERY OF FINANCIAL STATEMENTS. Notwithstanding anything to the contrary contained in the Credit Agreement, each party hereto agrees that the financial statements and Compliance Certificate for the Fiscal Year ended December 31, 1998, to be delivered pursuant to clause (b) and clause (c) of
Section 7.1.1 of the Credit Agreement shall be delivered by April 2, 1999.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.


                                       IQI, INC.



                                       By:__________________________
                                          Title:


                                       AEGIS COMMUNICATIONS GROUP, INC.



                                       By:__________________________
                                          Title:


                                       THE BANK OF NOVA SCOTIA



                                       By:__________________________
                                          Title:


                                       CREDIT SUISSE FIRST BOSTON



                                       By:__________________________
                                          Title:



                                       By:__________________________
                                          Title:

                                                                    EXHIBIT F-2
                           COMPLIANCE CERTIFICATE


To:  Each of the Lenders
       (as defined below)

           -and-

     The Bank of Nova Scotia,
       as Administrative Agent
     One Liberty Plaza
     New York, New York  10006

     Attention:  Jerome Noto


                                   IQI, INC.

Gentlemen:

     This Compliance Certificate is being delivered pursuant to clause
(c)(ii) of Section 7.1.1 of the Second Amended and Restated Credit Agreement, dated as of July 9, 1998 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among IQI, Inc., as the Borrower, Aegis Communications Group, Inc., as a Guarantor, The Bank of Nova Scotia, as Administrative Agent and Documentation Agent, Credit Suisse First Boston, as Syndication Agent, and the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein and on the attached schedules have the meanings provided in the Credit Agreement.

     The Borrower hereby certifies, represents and warrants that as of _________ __, 1999 (the "COMPUTATION DATE") EBITDA, for the period from January 1, 1999 through _________, __, 1999 (the "CALCULATION PERIOD") as computed on ATTACHMENT 1 hereto was $__________. The minimum EBITDA required pursuant to clause (e) of Section 7.2.4 of the Credit Agreement was $_____________. Therefore, the Borrower [is][is not] in compliance with clause (e) of Section 7.2.4 of the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this EBITDA Compliance Certificate to be executed and delivered as of __________ __, 1999.


                                       IQI, INC.


                                       By:__________________________
                                          Title:

                                       AEGIS COMMUNICATIONS GROUP, INC.


                                       By:__________________________
                                          Title:

                                                                   ATTACHMENT 1
                                                            (to __/__/99 EBITDA
                                                        Compliance Certificate)


                                 MINIMUM EBITDA
                           (on ___________ __, 1999)


 I. *EBITDA: For the Calculation Period, the sum (without duplication) of:


      A.   Net Income (the net income of Aegis and its              $_________
           Subsidiaries for the Calculation Period)

      B.   The amount deducted for the Calculation Period, in       $_________
           determining Net Income, representing amortization

      C.   The amount deducted for the Calculation Period, in       $_________
           determining Net Income, of all income taxes (whether
           paid or deferred) of Aegis and its Subsidiaries

      D.   The amount deducted for the Calculation Period in        $_________
           determining Net Income, representing Interest Expense

      E.   The amount deducted in determining Net Income,           $_________
           representing depreciation of assets

      F.   The amount deducted in determining Net Income,           $_________
           representing fees and expenses actually paid in
           connection with the Transaction of not more than
           $4,000,000.

      G.   The amount deducted in determining Net Income,           $_________
           representing non-recurring restructuring expenses
           incurred by Aegis of not more than $12,000,000

      H.   To the extent the Parent is required to make the Aegis   $_________
           Capital Contribution (as defined in the Aegis Capital
           Contribution Agreement), the amount of all charges and
           expenses deducted, in determining Net Income, arising
           in connection with the settlement of the litigation
           captioned KERS & COMPANY V. ATC COMMUNICATIONS GROUP,
           INC.,

      I.   EBITDA:  The sum of ITEMS A through H                   $_________

---------------------
* Excluding the amendment fees payable pursuant to Subpart 3.1.6 of the First Amendment.